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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of InfoCure Corporation on
Form S-4 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in the Prospectus of InfoCure Corporation filed pursuant to Rule 424(b)(4) on April 22, 1999 which constitutes part of the Registration Statement on Form S-3
No. 333-71109, effective April 21, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Dayton, Ohio

June 26, 2000